Exhibit 10.31

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

                AMENDMENT, dated as of June 14, 2001, by and between IVC INDUSTRIES, INC., a Delaware corporation (“Borrower”), and CONGRESS FINANCIAL CORPORATION, a Delaware corporation (“Lender”).

W I T N E S S E T H :

                WHEREAS, Lender and Borrower have entered into financing arrangements pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated October 16, 2000, between Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated June 13, 2001 (as further amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, as from time to time amended and supplemented, collectively, the “Financing Agreements”).

                WHEREAS, Borrower has requested Lender to provide certain supplemental loans and Lender is willing to agree to such request, subject to the terms and conditions contained herein.

                WHEREAS, by this Amendment No. 2, Lender and Borrower desire and intend to evidence such amendments.

                NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

1.                                         Definitions.

(a)

Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

(i)	“Amendment No. 2” shall mean this Amendment No. 2 to Loan and Security Agreement by and among Lender, Borrower, Guarantor and International Vitamin Overseas Sales Corp., as the

same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)	“Supplemental Loan Limit” shall mean $350,000 through and including the Supplemental Loan Termination Date and zero at all times thereafter.

(iii)	“Supplemental Loan Termination Date” shall mean June 22, 2001.

(iv)	“Supplemental Loans” shall mean the loans made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2 hereof.

(b)

Amendment to Definition.  All references to the term “Loans” in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans.

(c)

Interpretation.  For purposes of this Amendment No. 2, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.

2.                                       Supplemental Loans.

(a)

In addition to the Loans which may be made by Lender to Borrower pursuant to Section 2.1 of the Loan Agreement, upon the request of Borrower, made at any time and from time to time prior to the Supplemental Loan Termination Date, subject to the terms and conditions contained herein, in the Loan Agreement and in the other Financing Agreements, Lender shall make Supplemental Loans to Borrower in amounts in excess of the amounts otherwise available to Borrower under Section 2.1 of the Loan Agreement (as calculated by Lender, and subject to the sublimits and Reserves provided for in the Loan Agreement) up to the amount of the Supplemental Loan Limit.  Any Loans shall be deemed to constitute Supplemental Loans or Loans other than Supplemental Loans as Lender may from time to time determine.  Lender may, at its option, apply payments in respect of the Loans received by Lender to the Supplemental Loans or the Loans other than the Supplemental Loans or any of the other Obligations in such order and manner as Lender shall from time to time determine.

(b)

Except in Lender’s discretion, Borrower shall not have any right to request, and Lender shall not make, any Supplemental Loans in excess of the Supplemental Loan Limit as then in effect or at any time on or after the Supplemental Loan Termination Date.  The Supplemental Loans shall be secured by all Collateral.

(c)

Unless sooner demanded by Lender in accordance with terms of the Loan Agreement or the other Financing Agreements, all outstanding and unpaid Obligations arising pursuant to the Supplemental Loans (including, but not limited to, principal, interest, fees, costs, expenses and other charges in respect thereof payable by Borrower to Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable and Borrower shall pay to Lender in cash or other immediately available funds all such Obligations on the Supplemental Loan Termination Date.  Interest shall accrue and be due, until and including the next business day, if the amount so paid by Borrower to the bank account designated by Lender for such purpose is received in such bank account after 11:00 a.m. New York City time.

(d)

Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the failure of Borrower to pay all of the Obligations arising pursuant to the Supplemental Loans on the Supplemental Loan Termination Date, shall constitute an Event of Default.

3.                                       Additional Representations, Warranties and Covenants.  Borrower represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

(a)	no Event of Default exists or has occurred as of the date of this Amendment No. 2 (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 2); and

(b)

this Amendment No. 2 has been duly executed and delivered by each of Borrower, Guarantor and International Vitamin Overseas Sales Corp. and is in full force and effect as of the date hereof and the agreements and obligations of each of Borrower, Guarantor and International Vitamin Overseas Sales Corp. contained herein constitute legal, valid and binding obligations of each of Borrower, Guarantor and International Vitamin Overseas Sales Corp. enforceable against each of them in accordance with their respective terms.

4.                                       Conditions Precedent.  The effectiveness of the amendments and consents contained herein shall be subject to the satisfaction of each of the following, in a manner satisfactory to Lender and its counsel:

(a)	Lender shall have received this Amendment No. 2 duly authorized, executed and delivered by the parties hereto; and

(b)

no Event of Default, or event, act or condition which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred (after giving effect to the amendments to the Financing Agreements made by this Amendment No. 2).

5.                                       Effect of this Amendment.  Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrower shall not be entitled to any other or further amendment or consent by virtue of the provisions of this Amendment No. 2 or with respect to the subject matter of this Amendment No. 2.  To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control.  The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

6.                                       Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

7.                                       Governing Law.  The validity, interpretation and enforcement of this Amendment No. 2 and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

8.                                       Binding Effect.  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.                                       Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 2.

10.                                 Counterparts.  This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of this Amendment No. 2 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2.  Any party delivering an executed counterpart of this Amendment No. 2 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

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                IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their authorized officers as of the day and year first above written.

Very truly yours,

CONGRESS FINANCIAL CORPORATION

		By:	/s/ Thomas Martin

		Title:	Vice President

AGREED:

IVC INDUSTRIES, INC.

By:	/s/ Thomas Bocchino

Title:	Chief Financial Officer

HALL LABORATORIES LTD.

By:	/s/ William Lederman

Title:	President

INTERNATIONAL VITAMIN OVERSEAS SALES CORP.

By:	/s/ Thomas Bocchino

Title:	Chief Financial Officer